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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     0-23108                    Not required
       --------                     -------                    ------------
(State of organization)     (Commission File Number)         (I.R.S. Employer
                                                           Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                              19720
--------------------                                              -----
(Address of principal                                          (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                        Name of each exchange
Title of each class                                     on which each class
to be so registered                                     is to be registered
-------------------                                     -------------------
     None                                                      None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2000-3 Floating Rate Class A Credit Card Pass-Through Certificates Series 2000-3 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

         Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 15 to 29 of the Prospectus dated March 27, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263) and "The Certificates" on pages S-21 to S-34 of the Prospectus Supplement dated March 27, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2.  Exhibits
         --------

         Exhibit 4.1   (a)     Pooling and Servicing Agreement, dated as of
                               October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
                               Bank National Association (formerly First Bank
                               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                               National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                               Trust I's Registration Statement on Form S-1
                               (Registration No. 33-71502), filed on November
                               10, 1993).

         Exhibit 4.1   (b)     First Amendment to Pooling and Servicing
                               Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer,
                               Servicer and Seller and U.S. Bank National
                               Association (formerly First Bank National
                               Association, successor trustee to Bank of America
                               Illinois, formerly Continental Bank, National
                               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                               Trust I's Current Report on Form 8-K, dated
                               August 1, 1995 and filed on August 10, 1995, File
                               No. 0-23108).

         Exhibit 4.1   (c)     Second Amendment to Pooling and Servicing
                               Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer,
                               Servicer and Seller and U.S. Bank National
                               Association (formerly First Bank National
                               Association, successor trustee to Bank of America
                               Illinois, formerly Continental Bank, National
                               Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master
                               Trust I's Current Report on Form 8-K, dated April
                               30, 1996 and filed on May 1, 1996, File No.
                               0-23108).



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         Exhibit 4.1   (d)     Third Amendment to Pooling and Servicing
                               Agreement, dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

         Exhibit 4.1   (e)     Fourth Amendment to Pooling and Servicing
                               Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer,
                               Servicer and Seller and U.S. Bank National
                               Association (formerly First Bank National
                               Association, successor trustee to Bank of America
                               Illinois, formerly Continental Bank, National
                               Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                               Trust I's Current Report on Form 8-K dated
                               November 30, 1998, File No. 0-23108).

         Exhibit 4.2 Series Supplement, dated as of April 4, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 4, 2000).

         Exhibit 99.1 Prospectus Supplement dated March 27, 2000 and Prospectus dated March 27, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-3.



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Discover Card Master Trust I
                                                 (Registrant)

                                        By:  Greenwood Trust Company
                                                 (Originator of the Trust)


Dated: April 4, 2000                    By:      /s/ Michael F. Rickert
                                                 ----------------------
                                                 Michael F. Rickert
                                                 Assistant Vice President and
                                                 Assistant Treasurer




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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                                                                 Page

  4.1 (a)     Pooling and Servicing Agreement, dated as of October           ---
              1, 1993, between Greenwood Trust Company as Master
              Servicer, Servicer and Seller and U.S. Bank National
              Association (formerly First Bank National
              Association, successor trustee to Bank of America
              Illinois, formerly Continental Bank, National
              Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
              Registration Statement on Form S-1 (Registration No.
              33-71502), filed on November 10, 1993).

  4.1 (b)     First Amendment to Pooling and Servicing Agreement,            ---
              dated as of August 15, 1994, between Greenwood Trust
              Company as Master Servicer, Servicer and Seller and U.S.
              Bank National Association (formerly First Bank National Association, successor trustee to Bank of America
              Illinois, formerly Continental Bank, National
              Association) as Trustee (incorporated by reference to
              Exhibit 4.4 of Discover Card Master Trust I's Current
              Report on Form 8-K, dated August 1, 1995 and filed on
              August 10, 1995, File No. 0-23108).

  4.1(c)      Second Amendment to Pooling and Servicing Agreement,           ---
              dated as of February 29, 1996, between Greenwood Trust
              Company as Master Servicer, Servicer and Seller and U.S.
              Bank National Association (formerly First Bank National Association, successor trustee to Bank of America
              Illinois, formerly Continental Bank, National
              Association) as Trustee (incorporated by reference to
              Exhibit 4.4 of Discover Card Master Trust I's Current
              Report on Form 8-K, dated April 30, 1996 and filed on
              May 1, 1996, File No. 0-23108).



                                    Page  5
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  4.1(d)      Third Amendment to Pooling and Servicing Agreement,
              dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
              Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

  4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
              Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

  4.2 Series Supplement, dated as of April 4, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 4, 2000).

  99.1        Prospectus Supplement dated March 27, 2000 and
              Prospectus dated March 27, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through
              Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-3.